RELIASTAR BANKERS SECURITY

                             LIFE INSURANCE COMPANY






                                     Charter
                            as amended and restated,

                             Effective July 1, 1996



                                  Home office:
        1000 Woodbury Road, Suite 102, P. O. Box 9004, Woodbury, NY 11797



              Incorporated Under the Laws of the State of New York












 July, 1996

                                    ARTICLE I

        The name of the Corporation shall be "ReliaStar Bankers Security Life Insurance Company".


                                   ARTICLE II


         The principal office of the Corporation shall be located in the County of Nassau, State of New York. The Corporation may establish and maintain other offices, agencies or branches within or without the State of New York and in any part of the world.


                                   ARTICLE III


        The Corporation is formed for the following purposes:

        To transact the following kinds of insurance business as defined in paragraphs 1, 2 and 3 of Section 46 of the Insurance Law of the State of New
York:

               "1. 'Life insurance,' meaning every insurance upon the lives of human beings and every insurance appertaining thereto. The business of life insurance shall be deemed to include the granting of endowment benefits; additional benefits in the event of death by accident or accidental means; additional benefits operating to safeguard the contract from lapse, or to provide a special surrender of value, in the event of total and permanent disability of the insured; and optional modes of settlement of proceeds.

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                2.  'Annuities,'  meaning  all  agreements  to  make  periodical payments where the making or continuance of all or of some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority of paragraph one. Any such agreement may provide that any amounts paid to the insurer to provide annuities shall be allocated by the insurer to one or more separate accounts pursuant to section two hundred twenty-seven, whether such annuities are payable in fixed or variable amounts or both.

                3. 'Accident and health insurance,' meaning (a) Insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workmen's compensation law, except as specified in subparagraph(b) following; and

                (b) Non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury, (but not including insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date."

         To effect reinsurance of risks taken by it, and to assume by way of reinsurance similar risks taken by other insurers or reinsurers.

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        To do such other  business as a stock life  insurance  company now is or hereafter may be permitted to do under the Insurance Law of the State of New York and for which the Corporation shall have the required capital and surplus.


                                   ARTICLE IV

        The amount of the capital of the Corporation shall be Two Million Seven Hundred Fifty Five Thousand Seven Hundred Twenty Six Dollars ($2,755,726) to consist of One Million Three Hundred Seventy Seven Thousand Eight Hundred Sixty Three (1,377,863) shares of Capital Stock of the par value of Two Dollars ($2.00) each.

         No holder of stock of the Corporation shall be entitled, as such, to any pre-emptive rights to subscribe for the purchase of or to receive any part of any issue of shares, or of bonds, notes, debentures, preferred stock, or other securities convertible into shares, of the Corporation whether now or hereafter authorized or issued; and the Corporation shall have the right from time to time, without offering the same to the holders of shares of any class then outstanding, to issue and sell shares of its stock of any class, or any such bonds, notes, debentures, or other securities convertible into stock, to such person or persons as the Board of Directors from time to time shall determine. As used in this paragraph the expression "securities convertible into stock" shall be deemed to include securities to which are attached or with which are issued warrants or other instruments evidencing the right to purchase or otherwise acquire shares to any class of stock of the Corporation.

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                                    ARTICLE V

Section I. The corporate powers shall be exercised by a Board of Directors and by a president and by one or more vice presidents, a secretary and a treasurer and by such other officers and such committees as the Board of Directors may elect or appoint and empower. The number of Directors shall be not less than thirteen nor more than twenty-two. The actual number of Directors of the Corporation shall be such as from time to time shall be fixed by or in the manner provided in the By-laws.

         Section 2. The Board of Directors or the Stockholder(s) shall have the powers to make, prescribe amend or repeal the By-Laws. The Board of Directors shall also have the powers to make and prescribe rules and regulations for the transaction of business of the Corporation and the conduct of its affairs, not inconsistent with this Charter of the laws of the State, and to amend or repeal the same.


                                   ARTICLE VI

         Section 1. The directors shall be elected by the stockholders, as prescribed by the laws of the State of New York or by By-laws not inconsistent with this charter or the laws of the State of New York. An election of directors shall be held annually at a time, place and date specified by the Board of Directors during the month of April and, in the event the Board of Directors shall fail to specify such a time, place or date, the election shall be held on the fourth Thursday of April, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a legal holiday at the Corporation's Executive

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Office at 9:00 a.m. The  stockholders by a majority vote at a meeting may remove any directors with or without cause. Any director may be removed by the Board of Directors for cause, at any time, or whenever such action is requested by the Superintendent of Insurance of the State of New York.

         Section 2. The president, one or more vice presidents, a secretary and a treasurer shall be elected annually by the Directors at the first meeting of the Board of Directors held after the election of the Directors as provided in
Section 1 of this Article; and each of them shall hold office until the election of his successor. All other officers shall be elected or appointed by the Board of Directors, or in such manner as the By-laws may prescribe. Any officers may be removed at any time by the Board of Directors.

         Section 3. Whenever any vacancy or vacancies shall occur in the Board of Directors by death, resignation, removal or otherwise, a majority of the remaining members of the Board, at a meeting called for that purpose, or at any regular meeting, shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned and each Director so elected shall serve until his successor is elected and is qualified. If, because of any vacancy or vacancies in the Board of Directors, the number of Directors shall be less than thirteen, the Corporation shall not for that reason be dissolved, but every Director shall continue to hold office and discharge his duties until his successor shall have been elected and qualified.

         Section 4. Vacancies in any office may be filled for the remainder of the term of the term in which the same shall occur by a majority vote of the Board of Directors.

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         Section  5. At all  times,  not  less  than  three  directors  shall be residents of New York and no director shall be less than twenty-one years of age. Not less than one-third of the Board of Directors shall be persons who are not officers or employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. Directors need not be stockholders.


                                   ARTICLE VII


         The names and post office residence addresses of the Directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected are:

              NAME                                RESIDENCE
              ----                                ---------

         Wallace F. Forbes                        609 Sleepy Hollow Road
                                                  Briarcliff Manor, NY  10510

         Charles V. Giuffra                       1612 Forest Lane
                                                  McLean, VA 22101

         George Graves                            4221 Willow Woods Drive
                                                  Annandale, VA  22203

         John F. Haggerty                         115 Greenway North
                                                  Forest Hills, NY  11375

         John J. Jaskot                           12505 Galway Drive
                                                  Silver Spring, MD  20904

         Arthur D. Lewis                          4986 Sentinel Drive, #304
                                                  Bethesda, MD  20816

              NAME                                RESIDENCE
              ----                                ---------

         Thomas Y. Moon                           806 Crooked Crow Lane
                                                  Great Falls, VA  22066

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         Fioravante G. Perrotta                   20 Sutton Place
                                                  New York, NY 10022

         Peter M. Regan                           13813 Esworthy Road
                                                  Darnestown, MD  20874

         James M. Schultz                         3305 Thorngate Drive
                                                  Berndon, VA 22071

         Henry G. Stifel                          84 Farley Road
                                                  Short Hills, NY  07078

         Eli Weinberg                             100 Hill Drive
                                                  Oyster Bay, NY  11771



                                  ARTICLE VIII

        Any person made a party to any action, suit or proceeding, civil or criminal, by reason of the fact that he or she is or was an officer or employee of the Corporation, or of any corporation which he or she served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection with the defense of such action, suit or proceeding, civil or criminal, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that he or she is liable for negligence or misconduct in the performance of his or her duties. No director shall be personally liable to the Corporation or any of its stockholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or any violation of the Insurance Law or a knowing violation of any other law or that he or she personally gained in fact a financial profit or other advantage to which he or she was

7/96                                    -8-

not legally entitled; or (ii) the liability of a director for any act or omission prior to the adoption of this amendment by the stockholders of the Corporation. Any amount payable by way of indemnity shall be determined and paid in such manner as the Board of Directors may determine or the stockholders by appropriate resolution may specify: provided, however, that if such amount is paid otherwise than pursuant to a court order or by resolution of the stockholders, the Corporation shall, not later than the next annual meeting of stockholders unless such meeting is held within three months of the date of payment and, in any event, within fifteen months of the date of such payment, mail to its stockholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid and the nature and status at the time of such payment of the litigation or threatened litigation.


                                   ARTICLE IX

         The duration of the corporate existence of the Corporation shall be perpetual.

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

                           RELIASTAR BANKERS SECURITY
                             LIFE INSURANCE COMPANY


                                     Bylaws

                             as amended and restated


                            Effective AUGUST 19, 1996
                                 ---------------



           Home Office: 1000 Woodbury Road, Suite 102, P.O. Box 9004,
                               Woodbury, NY 11797



              Incorporated Under the Laws of the State of New York

                RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY

                                     BYLAWS

                                    ARTICLE I

        1. The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the second Thursday of April, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, at such time and place as specified by the Board of Directors.

        2. Special meetings of the stockholders may be called at any time by a majority of the Board of Directors or by the President, and shall be called upon the written request of stockholders of record owning at least one-fourth of the capital stock. Such meetings shall be held at such time and in such place as shall be designated in the notice thereof.

        3. Notice of each meeting of stockholders shall be in writing, signed by the President, a Vice President, the Secretary or an Assistant Secretary. It shall state the purpose of the meeting and shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than then ten nor more than fifty days before the meeting. If mailed, said notice shall be directed to a stockholder at his last know post office address appearing on the records of the Company.

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                                   ARTICLE II

        1. No election of directors shall be valid unless a copy of the Notice of Election shall have been filed in the office of the Superintendent of Insurance at least ten days before the day of such election. Whenever any of the directors of the Company shall have resigned and successors shall have been chosen pursuant to the provisions of these Bylaws, such successors shall not take office nor exercise the duties thereof until ten days after written notice of their election shall have been filed in the office of the Superintendent of Insurance.

        2. In case it shall happen at any time that an election of directors shall not be had on the date hereinbefore designated, the Company shall not for that reason be dissolved; but every director shall continue to hold his or her office and discharge his or her duties until a successor has been elected.

        3. Each share of voting stock shall entitle the holder thereof to one vote, either in person or by proxy, in the election of directors or on any other matter that may properly come before any meeting of the stockholders of the Company.

        4. A majority in interest of the outstanding voting stock of the Company represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. A majority of such quorum shall decide any question that may come before the meeting, except as

7/96                                    -3-

otherwise required by statute or as otherwise provided in the Certificate of Incorporation or Bylaws of the Company.

                                   ARTICLE III

        1. Certificates of stock shall be issued in numerical order and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company (which may be a facsimile, engraved or printed), certifying to the number of shares owned by the stockholder; provided, however, that where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar acting on behalf of the Company, the signature of any such officials of the Company may be facsimiles, engraved or printed thereon.

        2. All transfers of stock shall be made upon the transfer books of the Company, which books shall be kept in the State of New York. Before any new certificate is issued, the old certificate or all rights therein shall be surrendered.

        3. A person in whose name shares of capital stock stand on the books of the Company shall be deemed the owner thereof for all purposes.

        4. The transfer books of the Company may be closed by order of the Board of Directors or the Executive Committee for the period not exceeding forty days next preceding the day fixed for any annual or special meeting of the stockholders and may

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likewise be closed for the  payment of any  dividend  for a similar  period next preceding the day fixed for such payment.

                                   ARTICLE IV

        1. The management of all the affairs, property and interests of the Company shall be vested in a Board of Directors consisting of not less than thirteen (13) nor more than twenty-two (22) Directors as fixed by the Resolution of the Board of Directors who shall be annually elected. In addition to the powers and authorities expressly conferred upon them by these Bylaws and the Certificate of Incorporation, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not, by statute or by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

        2. A regular meeting of the Board of Directors shall be held once each year and at any other time at dates to be fixed by resolution of said Board.

        3. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the Executive Committee, or the President, or of a majority of the members of the said Board.

        4. Meetings of the Board of Directors may be held at the Home Office of the Company or at such other place or places as the Board of Directors or the Executive Committee may from time to time designate. Directors may participate in a meeting of

7/96                                    -5-

the Board by means of conference telephone or similar communications equipment allowing all persons participating in such meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

        5. At least three days written notice of any regular or special meeting of the Board of Directors shall be given to each director.

        6. A quorum of the Board of Directors shall be a majority of the members thereof; provided that at least one member of the Board of Directors who is not an officer or employee of the Company or any entity controlling, controlled by, or under common control with the Company and who is not a beneficial owner of a controlling interest in the voting stock of the Company or any such entity must be included in any quorum for the transaction of business of any meeting of the Board of Directors or any committee thereof.

        7. The Board of Directors may appoint from its own membership an Executive Committee of not less than three members which shall act for the Board of Directors between the meetings of said Board, during which time the Executive Committee shall exercise all of the powers and duties of the Board of Directors except that it shall not have the power or authority to alter or amend the Bylaws or to remove or change the compensation of any senior officer or director. The Executive Committee shall consist of not less than one-third of its members who shall be persons who are not officers or employees of the Company or any entity controlling, controlled by, or under

7/96                                    -6-

common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. At least one such person must be included in any quorum. The Executive Committee shall meet at stated times or on notice to all by any of its own members. It shall fix its own rules of procedure. A majority of the members shall constitute a quorum. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at its next regular meeting.

        8. In the event a vacancy occurs on the Executive Committee in the interim between meetings of the Board of Directors, the Chairman of the Board is authorized and empowered to appoint a member of the Board of Directors as a successor who shall serve until the next regular meeting of the Board of Directors at which time the Board of Directors shall fill the vacancy.

        9. A Compliance Committee of not less than three members of the Board of Directors shall be appointed by the Board of Directors. Such members shall not be persons who are officers or employees of the Company or any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The Compliance Committee shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by stockholders, and evaluating the performance of

7/96                                    -7-

officers deemed by such committee to be principal officers of the Company and recommending to the Board of Directors the selection and compensation of such principal officers.

        Standing or temporary committees of not less than three members of the Board of Directors may also be appointed by the Board of Directors from time to time and the Board of Directors may from time to time invest such committee with such powers as it may see fit. Not less than one-third of the members of any such committee shall be persons who are not officers or employees of the Company or any entity, controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. At least one such person must be included in any quorum of any such committee.

      10. Each committee so appointed shall keep minutes of the transactions of its meetings and shall cause them to be recorded in the books kept for that purpose in the office of the Company and shall report the same to the Board of Directors at its next regular meeting.

      11. No stated salary shall be paid directors for their services as such, but in accordance with a plan recommended by the Compliance Committee and by resolution of the Board of Directors, expenses of attendance, if any, or a fixed sum, or both, may be allowed for attendance at any meeting of the Board of Directors, provided that

7/96                                    -8-

nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefore.

      12. Whenever a vacancy shall occur in the Board of Directors, whether caused by resignation, death or otherwise, it may be filled by a majority vote of the remaining directors present at a regular meeting, or at a special meeting called for that purpose, although less than a quorum. A director thus elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified. Whenever the number of directors shall be increased, additional directors may be elected by a majority of the directors in office at the time of such increase.

                                    ARTICLE V

        1. The senior officers of the Company shall be a Chairman of the Board, a Vice Chairman of the Board, and a President, one of whom shall be designated as Chief Executive Officer. In addition, the senior officers of the Company shall include one or more Vice Presidents, a Secretary and a Treasurer. Each senior officer shall be elected annually by the Board of Directors at its first regular meeting following the annual meeting of stockholders and shall hold office for a period of one year or until his successor shall be elected and qualified. The Chief Executive Officer may appoint such additional officers as he deems necessary for the proper conduct of the business of the Company, and such officers shall serve at his pleasure.

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        2. In the event a vacancy occurs in the office of Chairman of the Board, the Vice Chairman of the Board, the President, or Secretary, or Treasurer, the Board of Directors shall, at the earliest practicable date, elect a successor who shall hold office for the unexpired term of his or her predecessor. Any vacancy in any office of Vice President may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

        3. Any senior officer may be removed at any time by the affirmative vote of not less than a majority of the entire Board of Directors.

        4. More than one office may be held by the same person with the exception that the same person may not hold the offices of President and Secretary.

        5. The duties of the officers shall be those customarily pertaining to their respective offices or positions, elective or appointive, together with such other duties as may be prescribed by law or assigned by the Board of Directors.

                                   ARTICLE VI

        1. The funds of the Company shall be deposited, in the name of the Company, only in banks or trust companies approved by the Board of Directors. The officers of the Company are authorized to establish and maintain such bank accounts as are deemed necessary for the normal conduct of business, subject to

7/96                                    -10-

the requirements that such accounts must be reported to and approved by the Executive Committee. The Board of Directors shall authorize and direct such depositories to honor checks, drafts, bills of exchange, acceptances, undertakings, or other orders for the payment of money, or receipts evidencing the withdrawal of funds of the Company from such depositories, only when signed on behalf of the Company by such persons as may be designated by the Board of Directors.

        2. Any one of the following officers: The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President, a Vice President, the Treasurer or the Secretary shall have the power and be authorized to execute transfers of stock, powers of attorney, deeds, leases, releases of mortgages, satisfaction pieces, contracts and instruments in writing necessary to the Company in the management of its affairs and to attest the Company's seal thereon when necessary. Upon contracts for insurance and instruments relating thereto, facsimile signatures shall be sufficient.

        3. No stockholder, policyowner or creditor of the Company, or his personal representative, shall have the right to inspect any account or book or document of the Company, except as conferred by law or by resolution of the stockholders or Board of Directors.

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                                   ARTICLE VII

        1. Whenever the provisions of the applicable statute of the State of New York or these Bylaws require notice to be given to any director, officer or stockholder, such notice shall be given in writing to his or her address as the same appears in the books of the Company, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

        2. A waiver of any notice in writing, signed by a stockholder, director, or officer before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or stockholders.

                                  ARTICLE VIII

        The seal of the Company shall be circular in form and shall contain the words: "ReliaStar Bankers Security Life Insurance Company, New York, Corporate Seal, 1917," which seal shall be kept in the custody of the Secretary of this Company and affixed to all instruments requiring such corporate seal.

                                   ARTICLE IX

         Alterations, amendment or repeal of these Bylaws may be made by the Stockholders or at any meeting of the Board of Directors at which a quorum is present by a majority of the Directors attending such meeting.

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                                    Article X

         Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders, Board of Directors, or of any committee thereof may be taken without a meeting if, a written consent to such action is signed by all shareholders, all members of the Board or of any Board committee, as the case may be, and such written consent is filed with the minutes of proceedings of the shareholders, the Board or the committee.

7/96                                    -13-